Exhibit 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER RESULTS

ATLANTA, November 13, 2007 — The Home Depot®, the world’s largest home improvement retailer, today reported fiscal 2007 third quarter consolidated net earnings of $1.1 billion, or $0.60 per diluted share, compared with $1.5 billion, or $0.73 per diluted share, in the same period in fiscal 2006.

Earnings from continuing operations in the fiscal 2007 third quarter were $1.1 billion, or $0.59 per diluted share, compared to fiscal 2006 third quarter earnings from continuing operations of $1.3 billion, or $0.65 per diluted share. Sales for the third quarter totaled $19.0 billion, a 3.5 percent decrease from the third quarter of fiscal 2006, reflecting negative comparable store sales of 6.2 percent, offset in part by sales from new stores.

The sale of HD Supply was completed on August 30, and the Company reflects the results of HD Supply as a discontinued operation. Therefore, the operating results and financial impact of the sale of HD Supply are listed as a one-line item on the income statement (“earnings from discontinued operations”). Earnings from discontinued operations were $20 million, or $0.01 per diluted share for the third quarter of fiscal 2007.

“We are facing a tough environment as housing indicators continue to deteriorate.  Our financial performance in the third quarter reflects these tough conditions,” said Frank Blake, chairman & CEO. “But we are making significant improvements in our business and we will continue to invest thoughtfully for the long-term health of the Company.”

“I want to thank our associates, who continue to make great progress in executing our key priorities as well as our vendor partners for their support in this tough selling environment,” said Blake.

Fiscal Year 2007 Financial Outlook

Given that the softness in the housing market is expected to continue for the rest of 2007 and the Company’s commitment to invest in its key retail priorities, The Home Depot expects its earnings per share from continuing operations, on a 52-week basis, will decline by as much as 11 percent from last year. The fiscal 2007 earnings per share outlook reflects 52 weeks and does not include the impact of the 53rd week. The Company will have 53 weeks of operating results in fiscal 2007. The Company projects that the 53rd week will add approximately five cents to its earnings per share outlook for fiscal 2007.

Recapitalization Plan

The Home Depot remains committed to the $22.5 billion recapitalization plan announced in June. Since that time, the Company has completed almost half, or $10.7 billion, of the recapitalization plan. Due to the volatility in the credit markets as well as the challenging housing and home improvement markets, the Company believes it is prudent to take a cautious stance regarding the completion of the recapitalization until a more positive environment develops.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

At the end of the third quarter, the Company operated a total of 2,224 retail stores, which included 1,943 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico and the territory of the U.S. Virgin Islands), 160 stores in Canada, 64 stores in Mexico, and 12 stores in China. The Company also operated 34 EXPO Design Center® locations, and 11 The Home Depot Landscape Supply® stores. The Company employs approximately 350,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

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Certain statements contained herein, including any statements related to comparable store sales, the state of the home improvement market, the state of the construction and housing markets, the planned recapitalization of the Company, continuation of reinvestment plans and earnings per share guidance for fiscal 2007, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These risks and uncertainties include, but are not limited to: economic conditions in North America; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; ability to successfully complete the planned recapitalization of the Company; ability to issue debt securities on terms and at rates acceptable to us; and improving and streamlining operations and customers’ in-store experience. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

For more information, contact:

Financial Community

News Media

Diane Dayhoff	Paula Drake
Sr. Vice President of Investor Relations	Sr. Corp. Communications Manager
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND NINE MONTHS ENDED OCTOBER 28, 2007 AND OCTOBER 29, 2006

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-28-07	10-29-06	(Decrease)	10-28-07	10-29-06	(Decrease)
NET SALES	$18,961	$19,648	(3.5)%	$59,690	$61,618	(3.1)%
Cost of Sales	12,622	13,044	(3.2)	39,747	40,922	(2.9)
GROSS PROFIT	6,339	6,604	(4.0)	19,943	20,696	(3.6)

Operating Expenses:
Selling, General and Administrative	4,144	3,981	4.1	12,700	12,106	4.9
Depreciation and Amortization	431	401	7.5	1,250	1,181	5.8
Total Operating Expenses	4,575	4,382	4.4	13,950	13,287	5.0

OPERATING INCOME	1,764	2,222	(20.6)	5,993	7,409	(19.1)

Interest (Income) Expense:
Interest and Investment Income	(29)	(5)	480.0	(67)	(22)	204.5
Interest Expense	154	97	58.8	497	263	89.0
Interest, net	125	92	35.9	430	241	78.4

EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	1,639	2,130	(23.1)	5,563	7,168	(22.4)

Provision for Income Taxes	568	797	(28.7)	2,024	2,743	(26.2)

EARNINGS FROM CONTINUING OPERATIONS	1,071	1,333	(19.7)	3,539	4,425	(20.0)

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	20	157	(87.3)	185	411	(55.0)

NET EARNINGS	$1,091	$1,490	(26.8)%	$3,724	$4,836	(23.0)%

Weighted Average Common Shares	1,810	2,043	(11.4)%	1,910	2,074	(7.9)%

BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.65	(9.2)	$1.85	$2.13	(13.1)
BASIC EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$0.01	$0.08	(87.5)	$0.10	$0.20	(50.0)
BASIC EARNINGS PER SHARE	$0.60	$0.73	(17.8)	$1.95	$2.33	(16.3)

Diluted Weighted Average Common Shares	1,815	2,050	(11.5)%	1,918	2,081	(7.8)%

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.65	(9.2)	$1.85	$2.13	(13.1)
DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$0.01	$0.08	(87.5)	$0.10	$0.20	(50.0)
DILUTED EARNINGS PER SHARE	$0.60	$0.73	(17.8)	$1.94	$2.32	(16.4)

Note: Amounts in Diluted Earnings Per Share may not foot due to rounding.

SELECTED HIGHLIGHTS(1)	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-28-07	10-29-06	(Decrease)	10-28-07	10-29-06	(Decrease)
Number of Customer Transactions	326	332	(1.8)%	1,021	1,026	(0.5)%
Average Ticket	$57.48	$58.33	(1.5)	$58.26	$59.69	(2.4)
Weighted Average Weekly Sales per Operating Store (000's)	$651	$710	(8.3)	$696	$760	(8.4)
Square Footage at End of Period	233	221	5.4	233	221	5.4
Capital Expenditures	$913	$964	(5.3)	$2,348	$2,347	0.0
Depreciation and Amortization(2)	$461	$435	6.0%	$1,342	$1,281	4.8%

(1)	Includes continuing operations only.

(2)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 28, 2007, OCTOBER 29, 2006 AND JANUARY 28, 2007

(Amounts in Millions)

	10-28-07	10-29-06	1-28-07
	(Unaudited)	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$550	$617	$614
Receivables, net	1,609	3,593	3,223
Merchandise Inventories	12,588	13,707	12,822
Other Current Assets	1,378	846	1,341
Total Current Assets	16,125	18,763	18,000

Property and Equipment, net	27,245	26,193	26,605
Goodwill	1,199	6,173	6,314
Other Assets	937	1,422	1,344
TOTAL ASSETS	$45,506	$52,551	$52,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$748	$1,469	$—
Accounts Payable	7,569	8,670	7,356
Accrued Salaries and Related Expenses	1,175	1,224	1,307
Current Installments of Long-Term Debt	299	17	18
Other Current Liabilities	4,548	4,554	4,250
Total Current Liabilities	14,339	15,934	12,931

Long-Term Debt	11,342	6,671	11,643
Other Long-Term Liabilities	2,379	2,188	2,659
Total Liabilities	28,060	24,793	27,233

Total Stockholders' Equity	17,446	27,758	25,030
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,506	$52,551	$52,263